10

                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934

Filed by the Registrant (X )

Filed by a Party other than the Registrant (  )

Check the appropriate box:

(    )    Preliminary Proxy Statement
( X  )     Definitive Proxy Statement
(    )    Definitive Additional Materials
(    )     Soliciting  Material Pursuant  to   240.14a-11(c)  or
240.14a-12

                      HAROLD'S STORES, INC.
        (Name of Registrant as Specified In Its Charter)

                      HAROLD'S STORES, INC.
           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

(  X  )      $125.00 per Exchange Act Rules 0-11(c)(1)(ii),  14a-
6(i)(1), or 14a-6(j)(2).

(     )     $500  per each party to the controversy  pursuant  to
Exchange Act Rules 14a-6(i)(3).

(    )    Fee computed on table below per Exchange Act Rules 14a-
6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies: __________.

      2) Aggregate number of securities to which transaction applies: __________.

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: _________.

      4)    Proposed  maximum  aggregate  value  of  transaction:
__________.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid: $__________
     2)   Form,    Schedule   or   Registration   Statement
No.:___________
     3)   Filing Party: ___________
     4)   Date Filed:  ___________


NOTICE OF 1995
ANNUAL MEETING OF
SHAREHOLDERS AND
PROXY STATEMENT


Dear Harold's Shareholder:

On behalf of the Board of Directors and management of Harold's Stores, Inc., I am pleased to invite you to attend the 1995 Annual Meeting of Shareholders. The meeting will be held in The University of Oklahoma Memorial Union, Dining Room One (3rd Floor), beginning at 2:00 p.m., Oklahoma time, on Friday, June 23, 1995. A copy of our Annual Report to shareholders for the fiscal year ended January 28, 1995 is enclosed.

The attached Notice of Annual Meeting and Proxy Statement describe the business to be conducted at the meeting, including the election of eleven directors. During the meeting, there will also be a report by management on the Company's business, as well as a discussion period during which you will be able to ask questions.

Whether or not you plan to attend in person, please mark your proxy in the space provided. It is important that your shares be represented by a proxy, even if you cannot be present. Take a moment now to sign, date and return your proxy in the envelope provided. If you have multiple accounts and received more than one set of this material, please be sure to return each proxy.

I look forward to greeting you at this year's Annual Meeting.

Sincerely,



Harold G. Powell
Chairman of the Board

















     HAROLD'S STORES, INC., 765 ASP, POST OFFICE DRAWER 2970
             NORMAN, OKLAHOMA  73070 (405) 329-4045

                      HAROLD'S STORES, INC.
                             765 Asp
                     Norman, Oklahoma  73069

             NOTICE OF ANNUAL SHAREHOLDER'S MEETING
                        ON JUNE 23, 1995



TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of Harold's Stores, Inc. will be held at The University of Oklahoma Memorial Union, Dining Room
One,  located in Norman, Oklahoma, on Friday, June 23,  1995,  at
2:00 p.m. for the following purposes:

1. To elect eleven (11) directors to hold office until the next meeting of the shareholders and until their respective successors shall have been elected and qualified.

2.    To  act upon a proposal to amend the Harold's Stores,  Inc.
1993 Performance And Equity Incentive Plan.

3. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

The Annual Meeting may be adjourned from time to time and, at any reconvened meeting, action with respect to the matters specified in the notice may be taken without further notice to the shareholders unless required by the Bylaws.

Shareholders of record of Common Stock at the close of business on April 24, 1995 are entitled to notice of, and to vote on all matters at, the Annual Meeting. A list of such shareholders will be available for examination by any shareholder for any purpose germane to the Annual Meeting, during normal business hours, at the principal office of Harold's Stores, Inc., 765 Asp, Norman, Oklahoma for a period of ten days prior to the Annual Meeting and at the Annual Meeting

BY THE ORDER OF THE BOARD OF DIRECTORS



H. RAINEY POWELL
Secretary

DATED: May 19,1995















If you have not received or had access to Harold's Stores, Inc.'s Annual Report to the shareholders for the 1995 fiscal year, which includes financial statements, kindly notify the Harold's Shareholder Relations Department, P.O. Drawer 2970, Norman, OK 73070, and a copy will be sent to you.

                      HAROLD'S STORES, INC.
                         PROXY STATEMENT
                 ANNUAL MEETING OF SHAREHOLDERS
                          JUNE 23, 1995

The following information is furnished in connection with the Annual Meeting of Shareholders of Harold's Stores, Inc. (the "Company") which will be held on Friday, June 23, 1995, at 2:00 p.m., Oklahoma time, at the University of Oklahoma Memorial Union, Dining Room One, (3rd Floor), Norman, Oklahoma, and at any adjournment of adjournments thereof, and will be mailed on or about May 19, 1995, to the holders of record of Common Stock as of the record date.

The record date for determining shareholders entitled to notice of the Annual Meeting and to vote has been fixed as the close of business on April 24, 1995. On that date, the Company had 4,705,205 shares of Common Stock outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

The enclosed proxy for the Annual Meeting is being solicited by the Company's Board of Directors and is revocable at any time prior to the exercise of the powers conferred thereby. The cost of the solicitation of proxies in the enclosed form will be borne by the Company. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, or facsimile, and by banks, brokerage houses and other institutions. Nominees or fiduciaries will be requested to forward the solicitation material to their principals and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to their principals.

Unless otherwise directed in the accompanying form of proxy, the persons named therein will vote FOR the election of the eleven director nominees and FOR the amendment of the 1993 Performance and Equity Incentive Plan. Any shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by (a) giving written notice to the Company of such revocation, (b) voting in person at the Annual Meeting or (c) executing and delivering to the Company a later dated proxy. Written revocations and later dated proxies should be sent to Harold's Stores, Inc., Post Office Drawer 2970, Norman, Oklahoma 73070.

ANNUAL REPORT
The Company's Annual Report to Shareholders, covering the fiscal year ended January 28, 1995, including audited financial statements, is enclosed. No parts of the Annual Report are incorporated in this Proxy Statement or are deemed to be a part of the material for the solicitation of proxies.

OWNERSHIP OF EQUITY SECURITIES IN THE COMPANY
At April 24, 1995, the Company had 4,705,205 shares of Common Stock outstanding. The following table sets forth, as of April
24, 1995, the number and percentage of shares beneficially owned, along with the nature of such beneficial ownership, by those persons known by the Company to be beneficial owners of more than
5% of the outstanding Common Stock, based on the most recent information provided by such persons to the Company.
Name and Address of Beneficial Owner         Number of     Percentage
(1)(8)                                        Shares

Harold G. Powell                           504,481(2)(9)      10.7
765 Asp, Norman, OK  73069

Rebecca Powell Casey
4525 McKinney, Dallas, TX 75205            691,473(3)(4)      14.7
                                           (9)

H. Rainey Powell
765 Asp, Norman, OK  73069                 427,395(5)(9)       9.0

Lisa Powell Hunt
3940 Marquette, Dallas, TX  75225          381,610(6)          8.1

Michael T. Casey
4525 McKinney, Dallas, TX  75205           320,973(3)          6.8

The Security National Bank and Trust
Company of Norman, Trustee                 621,559(7)         13.2
200 East Main, Norman, OK  73069

Inter-Him N.V., Prof. Kernkampweg 8a,          361,845         7.7
Post Office Box 3361, Curacao,
Netherlands Antilles

NOTES
(1) Unless otherwise indicated, each named beneficial owner has sole voting and investment power over the shares listed opposite his or her name.
(2) Included in this amount are 273,865 shares held by The Security National Bank and Trust Company of Norman ("Security"), as Trustee of the Elizabeth M. Powell Trust A, over which Mr. Harold G. Powell possesses a general power of appointment exercisable at his death. Such shares are also included in the beneficial ownership of the Security. Mr. Powell may also be deemed to have shared voting power over 347,694 shares held by Security, as trustee of Elizabeth M. Powell Trust B, which are not included in the number of shares indicated as beneficially owner by Mr. Powell.
(3) Michael T. Casey and Rebecca Powell Casey are husband and wife. The beneficial ownership of each spouse excludes the shares held by the other. Mr. and Mrs. Casey disclaim beneficial ownership of the other's shares.
(4) Included in this amount are 80,733 shares which are held by Ms. Casey as custodian for the benefit of her minor children.
(5) Included in this amount are 53,822 shares which are held by Mr. Rainey Powell as custodian for the benefit of his minor children. Not included are 54,411 shares of Common Stock held by Mr. Powell's wife, over which Mr. Powell disclaims beneficial ownership. The beneficial ownership of each spouse excludes the shares held by the other. Mr. & Mrs. Powell disclaim beneficial ownership of the other's shares.
(6) Included in this amount are 63,917 shares which are held by Ms. Hunt as custodian for the benefit of her minor children. Not included are 26,911 shares of Common Stock held by Ms. Hunt's husband, over which Ms. Hunt disclaims beneficial ownership. The beneficial ownership of each spouse excludes the shares held by the other. Mr. and Mrs. Hunt disclaim beneficial ownership of the other's shares.
(7) All shares are held in its capacity as trustee. Of such total, 273,865 shares are also included in Harold G. Powell's beneficial ownership.
(8) Pursuant to a Shareholder's Agreement, effective August 18, 1987, Harold G. Powell, Rebecca Powell Casey, H. Rainey Powell, Lisa Powell Hunt, Michael T. Casey and the Security, have agreed to vote the Common Stock held by them in accordance with the decision of those holding a majority of the shares of Common Stock subject to the Agreement. Such group of shareholders may be treated as the beneficial owners of 2,655,851 shares, or approximately 63.2% of the outstanding Common Stock. Except as otherwise stated above, each named person's beneficial ownership set forth above excludes the ownership of other members of such group.
(9) Includes shares which the named individuals have the right to acquire by exercise of stock options granted under the 1993
Performance And Equity Incentive Plan, which are currently exercisable as follows: Harold G. Powell - 6,208, Rebecca Powell Casey - 6,471 and H. Rainey Powell - 5,096.

PROPOSAL 1:
ELECTION OF DIRECTORS
The Board of Directors of the Company, pursuant to the provisions of the Company's Certificate of Incorporation and Bylaws, has established an eleven-member Board of Directors, and has nominated all of the current directors for re-election by the shareholders at the Annual Meeting. If elected, the director nominees will hold office until the next annual meeting and until their successors are duly elected and qualified.

The Company's Board of Directors meets quarterly. During fiscal 1995, all directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served. All of the nominees for re-election named below have indicated their intent to serve if elected. If any nominee for a position on the Board of Directors of the Company is unable to stand for election for any reason, the proxy holders named in the proxy are expected to vote for the substitute nominee in that position designated by the Board of Directors or, if one is not so designated, are expected to consult with the Board of Directors of the Company in determining how to vote the shares they represent.

Nominees:

The following is certain biographical information relating to each nominee-director:

Harold G. Powell, age 71, Chairman of the Board and founder of the Company.

Rebecca Powell Casey, age 43, Vice Chairman of the Board and Chief Executive Officer of the Company. Ms. Casey has been employed by the Company in various managerial positions since 1977. Ms. Casey is a daughter of Harold G. Powell and wife of Michael T. Casey.

H. Rainey Powell, age 41, President, Chief Operating Officer, and
Secretary of the Company. Mr. Powell has been employed by the Company in various managerial positions since 1978. Mr. Powell is the son of Harold G. Powell

Kenneth  C. Row, age 30, Executive Vice President of the Company.
Mr. Row has been employed by the Company in various managerial positions since 1986.

James A. Agar, age 63, President of Agar, Inc. and Advisory Director of Agar, Ford, Jarmon and Muldrow Insurance Agency. He serves as Chairman of the Special Real Estate Committee and serves on the Audit, Strategic Planning and Compensation Committees.

Michael T. Casey, age 46, Chairman of the Board of Grand Prairie State Bank, Texas, a privately held bank since 1989, and President of Casey Bancorp, Inc. Prior to and since that time, Mr. Casey has been engaged in investments and banking. He previously served as a Senior Vice President of the Company from 1989 until 1991. Mr. Casey currently serves on the board of directors of several other privately held banking organizations in metropolitan Dallas, Texas, including North American Bancshares and American Bank of Texas. Mr. Casey is the husband of Rebecca Powell Casey.

Robert B. Cullum, Jr., age 46, Partner with Fairway Capital Partners, Ltd and Wayfair Capital Partners, Ltd, both of which are privately held real estate investment partnerships based in Dallas, Texas. Mr. Cullum was involved for 30 years in the supermarket industry with Cullum Co., Inc. Presently, he is actively engaged in real estate development with Wayfair Capital Partners, Ltd. and Fairway Capital Partners, Ltd. He also serves on the Board of Directors of Randall Food Markets, Inc., a privately held corporation. He serves on the special Real Estate Committee and the Audit Committee.

Lisa Powell Hunt, age 39, Investments, was formerly employed by The First Boston Corporation as a registered institutional sales executive from 1980 to 1984. Ms Hunt is the daughter of Harold
G. Powell.

W. Howard Lester, age 59, Chairman and Chief Executive Officer of
Williams-Sonoma, Inc. since 1978 and Director of The  Good  Guys,
Inc.   Mr.  Lester was elected to the Board of Directors  of  the
Company on April 14, 1995.

Gary C. Rawlinson, age 53, shareholder-director of the law firm of Crowe & Dunlevy, Luttrell, Pendarvis & Rawlinson and has been affiliated with such firm and its predecessor since 1968, which firm serves as general counsel to the Company. Mr. Rawlinson serves as Chairman of the Audit Committee and serves on the Compensation and Strategic Planning Committees.

William F. Weitzel, PhD., age 58, Professor of Business Administration at the University of Oklahoma since 1983, and a Director of the College of Business Administration's Skills Enhancement Program since 1986. Mr. Weitzel is President of William Weitzel, Inc., a management consulting organization. Mr. Weitzel serves as Chairman of the Compensation Committee and the Strategic Planning Committee, and serves on the Audit Committee and Special Real Estate Committee.


Ownership   of  Equity  Securities  By  Executive  Officers   and
Directors
The following table sets forth the beneficial ownership of shares and percentage of class of Common Stock of the Company owned by each nominee for election as director, the executive officers named in the Summary Compensation Table (page 14), and all directors and executive officers as a group, which information is as of April 24, 1995.


         Name           Number of         Percent       Year First
                        Shares         of Class (7)       Became
                        (1)(7)                           Director

Harold G. Powell        504,481(2)         10.7%           1987
Rebecca Powell Casey    691,473(3)4)       14.7%           1987
H. Rainey Powell        427,395(5)         9.0%            1987
Lisa Powell Hunt        381,610(6)         8.1%            1987
Michael T. Casey        320,973(3)         6.8%            1988
Kenneth C. Row          6,148(8)             *             1993
James R. Agar           5,964                *             1987
Gary C. Rawlinson       4,988                *             1987
William F. Weitzel      4,504                *             1989
Robert B. Cullum, Jr.   1,210                *             1993
W. Howard Lester        -                    *             1995
All directors and
executive officers as a 2,348,746          49.9%
group (11 persons)


NOTES
*less than 1%
(1) Unless otherwise indicated, each person has sole voting and investment power over the shares listed opposite his or her name.
(2) See Notes 2 and 9 to the table on page 3.
(3) See Notes 3 and 9 to the table on page 3.
(4) See Notes 4 to the table on page 3.
(5) See Notes 5 and 9 to the table on page 3.
(6) See Note 6 to the table on page 3.
(7) The beneficial ownership of Harold G. Powell, Rebecca Powell Casey, H. Rainey Powell, Lisa Powell Hunt, Michael T. Casey, and directors and executive officers as a group, excludes ownership which may be attributable to each such person and the group as a result of the Shareholders Agreement described in note 8 to the table set forth on page 3.
(8) Includes 3,400 presently exercisable stock options.

Committees
The   Company's  Board  of  Directors  has  an  Audit  Committee,
Compensation  Committee,  Strategic  Planning  Committee  and   a
Special Real Estate Committee. Each of these committees is comprised of three outside directors.

The Audit Committee's functions include reviewing internal controls and recommending to the Board of Directors the engagement of the Company's independent certified public accountants, reviewing with such accountants the plan for and results of their audit of the consolidated financial statements and determining the independence of such accountants. The Audit Committee met twice during fiscal 1995.

The Compensation Committee's function is to evaluate and recommend changes in compensation for all executive officers and certain other key personnel, and the creation and implementation of employee benefit plans and special employment and consulting agreements. The Compensation Committee met three times during fiscal 1995.

The  Strategic  Planning Committee's function is  to  review  the comprehensive  plan  developed  by  management  stating  how  the
Company   will  accomplish  its  mission  and  objectives.    The
Strategic Planning Committee met once during fiscal 1995.

The Special Real Estate Committee's functions include the review and analysis of any significant real estate leasing or purchase transactions. The Special Real Estate Committee met once during fiscal 1995.

The Board of Directors does not have a nominating committee. The entire Board performs this function and evaluates and recommends nominees for election to the Board of Directors.

Director Compensation
Non-employee directors of the Company receive $1,000 for each full Board and $500 for each standing committee meeting attended. All directors of the Company are entitled to a discount on their clothing purchases off the retail price before markdowns and promotional discounts.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE  ACT  OF
1934
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended January 28, 1995, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were compiled with, except for reports on Form 5 and amendments thereto, reporting various gifts among family members and the following number of other exempt transactions by the following persons: Harold G. Powell (two transactions), H. Rainey Powell (two transactions), and Rebecca
P. Casey, Lisa P. Hunt, Michael T. Casey and Kenneth C. Row (one transaction each). Each of the reported transactions was exempt from the short-swing profit provisions of Section 16(b) of the Securities and Exchange Act of 1934 and was eligible for deferred reporting on Form 5.

PROPOSAL 2:
PROPOSAL TO APPROVE THE AMENDMENTS TO THE 1993 PERFORMANCE AND EQUITY INCENTIVE PLAN OF THE COMPANY
In April, 1993, the Board of Directors adopted, and in July, 1993, the shareholders of the Company approved the 1993 Performance And Equity Incentive Plan of the Company (the "1993 Plan"). The 1993 Plan is designed to promote and to advance the interests of the Company and its shareholders by enabling the Company to attract, to retain and to reward managerial and other key employees and to strengthen the mutuality of interests between participants and the shareholders of the Company in the Company's long-term growth, profitability and financial success by offering a comprehensive incentive compensation program, including stock and cash incentive awards based on performance and other equity-based awards.

Summary of Proposed Amendments to 1993 Plan
Nonemployee Director Options. The Board of Directors, in order to motivate and to reward Nonemployee Directors of the Company, has proposed an amendment to the 1993 Plan which would extend participation to Nonemployee Directors on the terms and subject to the conditions described below. The existing terms of the 1993 Plan are also described below.

If the proposed amendments are approved, each existing Nonemployee Director will receive an initial option to purchase 4,500 shares of the Common Stock of the Company immediately following the Annual Meeting. Any new director elected after the Annual Meeting will also receive an initial option of 4,500 shares of Common Stock immediately following such election. Each Nonemployee Director will be granted an additional option to purchase 1,500 shares of Common Stock at each annual meeting of shareholders following the grant of the initial option. The options will be the sole awards in which Nonemployee Directors will be entitled to receive under the 1993 Plan.

The option price for options granted to Nonemployee Directors will be equal to 100% of the fair market value per share of Common Stock on the date the option is granted. Options granted to Nonemployee Directors will be immediately vested and fully exercisable beginning six (6) months after the date of grant, and will remain exercisable for a period of ten (10) years from the date of grant, subject to earlier termination in the event of earlier termination of service as a director.

Other than as described above, all options granted to Nonemployee Directors will be subject to the same terms and subject to the same conditions as options granted to employees under the 1993
Plan,  except  that  the  Compensation Committee  will  not  have discretionary authority to make any determination that would alter the effect of a provision of the 1993 Plan as to a Nonemployee Director option. In the case of employee options, for example, the Compensation Committee has the authority to alter certain provisions of the 1993 Plan which provide additional benefits in connection with a change in control of the Company. See "Description of the 1993 Plan" below.

The Board of Directors will have the authority to amend the terms of the 1993 Plan with respect to options to Nonemployee Directors. However, solely to the extent necessary to satisfy Rule 16b-3 under the Securities and Exchange Act of 1934, the
Board of Directors may not so act more than once every six months.

Increase Common Stock Available for Awards. In order to ensure that a sufficient number of shares of Common Stock are available for issuance in connection with the Nonemployee Director Options and to ensure that the Company otherwise remains able to offer under the 1993 Plan appropriate equity incentives and competitive compensation opportunities for its officers and key employees, the Board of Directors at its meeting in April, 1995 adopted, subject to shareholder approval, an amendment to the 1993 Plan to increase the total number of shares of Common Stock that are authorized for issuance pursuant to awards qranted under the 1993 Plan from 400,000 shares to 1,000,000 shares and directed that the amendment be submitted to the shareholders for their approval at the Annual Meeting. Such increased number of shares will be available for all authorized purposes under the 1993 Plan. Except as described elsewhere herein in connection with the Nonemployee Director Options, the Compensation Committee has not at this time considered or approved any future awards under the 1993 Plan, and, as a result, the identity of future award recipients and the size and terms of future awards are not known at this time.

Description of the 1993 Plan
The 1993 Plan empowers the Company from time to time until November 30, 2002, to award to officers and other key managerial, administrative and professional employees of the Company and its subsidiaries Incentive, Non-Qualified and Deferred Compensation Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Unit Grants, Performance Equity and Performance Unit Grants, any other Stock-Based Awards (collectively, the "Awards") authorized by the Compensation Committee, and any combination of any or all of such Awards, whether in tandem with each other or otherwise. The 1993 Plan has been amended by the Board of Directors to authorize the Board to issue Nonemployee Director Options, which are also Non-Qualified Stock Options, pursuant to the terms contained herein, subject to shareholder approval at the Annual Meeting.

Administration. The 1993 Plan is administered by the Compensation Committee. The Compensation Committee has the sole authority to construe and to interpret the 1993 Plan, to make rules and regulations relating to the implementation of the 1993 Plan, to select participants, to establish the terms and the conditions of Awards and to grant Awards, with broad authority to delegate its responsibilities to others, except with respect to the selection for participation of, and the granting of Awards to, officers of the Company who are subject to Section 16(b) of the Exchange Act. If the proposed amendments are adopted, the Nonemployee Directors will be entitled to participate in the 1993 Plan. Moreover, their participation will be limited to grants of Nonemployee Director Options at stated times and in stated amounts as described herein. See "Summary of Proposed Amendments to the 1993 Plan".

Eligibility. Managerial employees, including all officers of the Company, and other key employees of the Company who hold positions of significant responsibility are eligible to receive Awards under the 1993 Plan. On April 28, 1995, this group consisted of approximately sixty-eight (68) persons. The selection of recipients of, and the nature and the size of, Awards granted under the 1993 Plan is wholly within the discretion of the Compensation Committee. There is no limit on the number of shares of Common Stock in respect to which Awards may be granted to, or exercised by, any person. Whether an Award may be exercised after a participant's termination of employment shall be determined by the Compensation Committee, except that if a participant's employment with the Company and its subsidiaries terminates for any reason within six months after the date of grant of any Award held by such participant, such Award shall expire as of such date of termination.

Shares Subject to 1993 Plan. The number of shares of Common Stock reserved for issuance, and in respect of which Awards may be granted, pursuant to the respective components of the 1993
Plan was originally 400,000 shares. The 1993 Plan has been amended by the Board of Directors to increase such number to 1,000,000 shares, subject to shareholder approval of the amendments at the Annual Meeting. Such maximum number of shares in payment of Awards granted or which may be subject to Awards is subject to appropriate equitable adjustment in the event of a reorganization, stock spilt, stock dividend, combination of shares, merger, consolidation or other recapitalization of the Company. If any Awards are forfeited, terminated, settled in cash or exchanged for other Awards or expire unexercised, the shares of Common Stock theretofore subject to such awards will again be available for further awards. In addition, shares which are subject to Stock Appreciation Rights which expire unexercised or were not issued upon the exercise thereof and shares received in payment of the purchase price of a stock option in the exercise thereof will again be available for Awards under the 1993 Plan. No fractional shares may be issued under the 1993 Plan.

Incentive Stock Options. Options designated as Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted under the 1993 Plan. The number of shares of Common Stock in respect of which Incentive Stock Options are first exercisable by any optionee during any calendar year may not have a fair market value (determined at the date of grant) in excess of $100,000 (or such other limit as may be imposed by the Code). Incentive Stock Options may be exercisable for such period or periods not in excess of 10 years after the date of grant as shall be determined by the Compensation Committee.

Non-Qualified Stock Options. Non-Qualified Stock Options may be granted under the 1993 Plan for such number of shares of Common
Stock and will be exercisable for such period or periods as the Compensation Committee may determine.

Deferred Compensation Stock Options. Deferred Compensation Stock Options are designed to provide a means by which compensation payments can be deferred to future dates. The number of shares subject to a Deferred Compensation Stock Option is determined by the Compensation Committee using the following formula:

        Amount of Compensation Deferred   =
        Number of Optioned Shares (FMV - Exercise Price)

where, "FMV" means the fair market value of a share of Common Stock at the date such option is granted and the "Exercise Price" means the price at which such option may be exercised, as determined by the Compensation Committee. Deferred Compensation Stock Options will be exercisable for such period or periods as the Compensation Committee shall determine.

Option Exercise Prices. In general, the exercise price of an Incentive Stock Option must be at least 100% of the fair market value of the Common Stock on the date of grant. Non-Qualified
Stock Options and Deferred Compensation Stock Options may be issued at such option exercise price as the Compensation Committee may determine, except that the Compensation Committee will not issue such options at less than 100% of the fair market value of the Common Stock of the Company at the date of grant unless it has been determined that such "discount" option price will not result in taxable income under the Code to the optionee at the date of grant or the date such option becomes first exercisable rather than at the date of exercise.

Exercise of Options. No stock option may be exercised, except as provided below, unless the holder thereof remains in the continuous employ of the Company. Stock options shall be exercisable only upon the payment in full of the applicable option exercise price in cash or, if approved by the Compensation Committee, in shares of Common Stock (at the fair market value thereof at exercise date) or by surrendering outstanding Awards denominated in stock or stock units. No Incentive, Non-Qualified or Deferred Compensation Stock Option may be exercised after the optionee ceases to be an employee of the Company, except where the Compensation Committee adopts terms and conditions relating to such Option which permit its exercise.

Stock Appreciation Rights. Under the 1993 Plan, a Stock Appreciation Right ("SAR") may be granted in tandem with, or independent of, any other Award granted under the Plan. An SAR is an Award which will entitle the holder to receive an amount equal to all, or some portion (as determined by the Compensation Committee in respect of each SAR granted), of the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of such share at the date of grant, multiplied by the number of shares as to which the holder is exercising the SAR. The Company will pay such amount to the holder in cash or in shares of Common Stock (at fair market value on the date of exercise) or in Deferred Compensation Stock Options, or combination thereof, as the Compensation Committee may in its sole discretion determine, except that any SAR exercised upon or after a Change in Control (as defined in the 1993 Plan) must be paid in cash.

When an SAR granted in tandem with an option is exercised, such option is canceled to the extent that the SAR is exercised. Conversely, if the optionee elects to exercise the option, the tandem SAR is canceled. The exercise of an SAR granted in respect of (but not in tandem with) an option, either at the time the option is granted or subsequent to the grant of the option, will not result in the cancellation of such related option and the exercise of such option will not result in the cancellation of the related SAR. The exercise of an SAR paid in cash will not be included as an Award for the purpose of determining the number of shares of Common Stock which may be issued under the 1993 Plan.

In no event may an SAR be exercised within six months after the date granted, except in the event of the death or the disability of the participant. The Compensation Committee may also determine that an SAR shall be automatically exercised on one or more specified dates, and will adopt procedures designed to limit the exercise of SAR's by participants subject to Section 16(b) of the Exchange Act in order to comply with the rules promulgated under the Exchange Act.

Restricted Stock. An Award of Restricted Stock consists of a specified number of shares of Common Stock which are transferred to a participant selected by, and for such consideration as determined by, the Compensation Committee and are subject to forfeiture to the Company under such conditions and for such periods of time as the Compensation Committee may determine. A participant may vote and receive cash dividends on the shares of Restricted Stock awarded, but may not sell, assign, transfer, pledge or otherwise encumber such shares of Restricted Stock during the restriction period. Certificates for Restricted Stock will be held by the Company until all conditions have been satisfied.

Restricted Units. An Award of Restricted Units (each unit having a value equivalent to one share of Common stock) may be granted to a participant on such terms and subject to conditions as the Compensation Committee may deem appropriate. Restricted Units may be paid upon the expiration of the relevant restriction period in cash, in shares of Common Stock equal to the number Restricted Units granted, in Deferred Compensation Stock Options, or in any combination thereof, as determined by the Compensation Committee.

Performance Equity and Performance Unit Grants. Performance Equity grants (with each unit equal in value to one share of Common Stock at the date of grant) and Performance Unit grants (with each unit representing such monetary value as assigned by the Compensation Committee) entitle the participant to receive cash, shares of Common Stock. Deferred Compensation Stock Options or any combination thereof, as determined by the Compensation Committee, based upon the degree of achievement of pre-established performance goals over a pre-established performance period as determined by the Compensation Committee in its discretion. Performance goals are fixed by the Compensation Committee on the basis of such criteria and to accomplish such goals as the Compensation Committee may select. The Compensation Committee has sole discretion to determine the employees eligible for Awards of Performance Equity or Performance Units, the duration of each performance measurement period, the value of each Performance Unit and the number of shares of units earned on the basis of the Company's and/or the participant's performance relative to the established goals. During a performance measurement period, the Compensation Committee may adjust the performance goals upward or downward.
At the end of any performance measurement period, the Compensation Committee will determine the number of performance shares and performance units which have been earned on the basis of the actual performance in relation to the performance goals. A participant must be an employee at the end of the performance period to receive the proceeds of a Performance Equity or Performance Unit Grant; provided, however, that if such participant dies, retires, becomes disabled or ceases to be an employee with the Compensation Committee's consent prior to the end of the performance measurement period, the Compensation Committee may authorize total or partial payment to such participant or his or her legal representative. Performance Equity grantees shall be entitled to receive payment for each unit earned in an amount equal to the fair market value of shares of Common Stock at the date of the vesting of the Performance Equity Award. Performance Unit grantees shall be entitled to receive payment for each unit earned in an amount equal to the dollar value of such unit.

Other Stock-Based Grants; Deferrals. The Compensation Committee has authority under the 1993 Plan to grant other Awards of Common Stock or Awards denominated as stock units. The Compensation Committee may also permit a participant to elect to defer receipt of the proceeds of any Award granted under the 1993 Plan.

Transferability.  No Award granted under the 1993  Plan,  and  no right  or  interest therein, is assignable or transferable  by  a
participant   except  by  will  or  the  laws  of   descent   and
distribution.

Term, Amendment and Termination. The 1993 Plan will terminate on November 30, 2002, except with respect to Awards then outstanding. The Board of Directors may amend or terminate the 1993 Plan at any time, except that the Board of Directors may not, without approval of the shareholders of the Company, make any amendment which would increase the total number of shares available for issuance (except as permitted by the 1993 Plan to reflect changes in capitalization), materially change the eligibility requirements or materially increase the benefits accruing to participants under the 1993 Plan.

Change in Control. In the event of a Change in Control of the Company (defined in the 1993 Plan to mean the acquisition of 35% or more of the Common Stock of the Company by any "Acquiring Person" coupled with any change in the composition of the Board of Directors with the effect that a majority of the directors are not "Continuing Directors"), unless the Board of Directors expressly provides otherwise as of the date of any such Change in Control, ( I ) all Incentive, Non-Qualified and Deferred Compensation Stock Options and Stock Appreciation rights then outstanding shall be fully exercisable, (ii) all restrictions on and conditions on and conditions of all Restricted Stock Grants and Restricted Unit Grants then outstanding shall be deemed satisfied, and ( iii ) all Performance Equity Grants and Performance Unit Grants shall be deemed to have been fully earned, subject in each case to the limitation that any such Award shall have been outstanding at least six months.

FEDERAL INCOME  TAX CONSEQUENCES
Based on current provisions of the Code, and the existing regulations thereunder, the anticipated federal income tax consequences in respect of the several types of Awards under the 1993 Plan (including grants of Nonemployee Director Options, which are also Non-Qualified Stock Options) are as described below.

At Grant of Options and SARs. An optionee will not recognize any taxable income at the time an Incentive Stock Option or an SAR is granted and the Company will not be entitled to a federal income tax deduction at that time. The same rules should apply to Non-Qualified and Deferred Compensation Stock Options. However, because Non-Qualified Stock Options (with the exception of the Nonemployee Director Options) and Deferred Compensation Stock Options may be granted at option exercise prices substantially below the fair market value of the Common Stock of the Company on the date the option is granted, the Internal Revenue Service ("IRS") might take the position that under certain circumstances income is recognized at the time granted equal to the amount of the "discount" at which a Non-Qualified Stock Option or a Deferred Compensation Stock Option was granted.

Incentive Stock Options. No ordinary income will be recognized by the holder of an Incentive Stock Option at the time of exercise. The excess of the fair market value of the shares at the time of exercise over the aggregate option price will be an adjustment to alternative minimum taxable income for purposes of the federal "alternative minimum tax" at the date of exercise.

If the optionee holds the shares until the later of two years after the date the option was granted or one year after the acquisition of such shares, the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a long term capital gain or loss, as the case may be, and the Company will not be entitled to a federal income tax deduction. If the shares are disposed of in a sale, exchange or other "disqualifying disposition" prior to either of such holding periods, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the aggregate option price and the Company will usually be entitled to a federal income tax deduction equal to such amount.
Non-Qualified and Deferred Compensation Stock Options. If Non-Qualified Stock Options are issued at an exercise price of at least 100% of the fair market value of the Common Stock at the date granted, ordinary income will be recognized by the holder at the time of exercise of the option in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the aggregate option price. The Company will usually be entitled to a corresponding federal income tax deduction for the year of the exercise. At the time of sale of the shares, the optionee will generally realize a capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of such sale of the shares.

In the case of Non-Qualified Stock Options which may be, and Deferred Compensation Stock Options which are intended to be, issued at an option exercise price which is substantially less than 100% of fair market value, the same rules should apply, unless the IRS takes the position that such "discount" options are subject to tax on the grant date or at the time they first become exercisable. In such event, the Company would be entitled to a corresponding federal income tax deduction at such time.

Stock Appreciation Rights. Upon the exercise of an SAR, the holder will realize taxable ordinary income on the amount of cash received and/or the then current fair market value of the shares of Common Stock acquired and the Company will be entitled to a corresponding federal income tax deduction. The holder's basis in any shares of Common Stock acquired will be equal to the amount of ordinary income upon which he or she was taxed. Upon any subsequent disposition, any gain or loss realized will be a capital gain or loss.

Restricted Stock. Unless a participant makes the election described below, a participant receiving a Restricted Stock Award will not recognize income and the Company will not be allowed a deduction at the time such shares of Restricted Stock are granted. While the restrictions on the shares are in effect, a participant will recognize compensation income equal to the amount of any dividends received and the Company will be allowed a deduction in a like amount. When the restrictions on the shares are removed or lapse, the excess of fair market value of the shares on the date the restrictions are removed or lapse over the amount paid, if any, by the participant for the shares will be treated as ordinary compensation income to the participant and allowed as a deduction for federal income tax purposes to the Company. Upon disposition of the shares, any gain or loss recognized by the participant will be treated as capital gain or loss, and the capital gain or loss will be short term or long term depending upon the period of time the shares are held by the participant following the removal or lapse of the restrictions. However, by filing a Section 83(b) election with the IRS within 30 days after the date of grant, a participant's ordinary income and commencement of holding period and the Company's deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by the Company will be equal to the excess of the fair market value of the shares as of the date of grant over the amount paid, if any, by the participant for the shares. If such election is made and a participant thereafter forfeits his or her stock, no refund or deduction will be allowed for the amount previously included in such participant's income.

Performance  Equity, Performance Units and Restricted  Units.   A
participant receiving any Performance Award or any Restricted Units will not recognize income, and the Company will not be allowed a deduction, at the time such Award is granted. When a participant receives payment in cash or shares of Common Stock, the amount of cash and the fair market value of the shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company.

Special Rules. To the extent an optionee pays all or part of the option price of a stock option by tendering shares of Common Stock owned by the optionee, the tax consequences described above apply except that the number of shares received upon such exercise which is equal to the number of shares surrendered in payment of the option price shall have the same basis and tax holding period as the shares surrendered. If the shares surrendered had previously been acquired upon the exercise of an Incentive Stock Option, the surrender of such shares may be a disqualifying disposition of such shares. The additional shares received upon such exercise have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the date of exercise.

Withholding Taxes. Withholding taxes must be paid at the time of exercise of any Non-Qualified or Deferred Compensation Stock Option or SAR. Withholding taxes must be paid in respect of any Restricted Stock or Restricted Unit when the restrictions thereon lapse. In respect of all other Awards, withholding taxes must be paid whenever income to the 1993 Plan participant is recognized for tax purposes.

Vote Required for Approval
The affirmative vote of the holders of a majority of the shares of Common Stock which are present in person or represented by proxy at the Annual Meeting is required to approve the amendments to the 1993 Plan. Proxies marked "abstain" with regard to the proposal to approve the amendments to the 1993 Plan will be counted for the purpose of determining the number of shares represented by proxy at the Annual Meeting. As a result, proxies marked "abstain" with regard to the proposal will have the same effect as if the shares represented thereby were voted against approval. Shares subject to proxies returned by brokers without authority to vote on the proposal are not taken into account for purposes of determining whether the requisite approval has been received. Such broker nonvotes are not considered shares entitled to vote, due to the absence of authority on the part of the broker to vote the shares with regard to the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO THE 1993 PLAN EXTENDING ELIGIBILITY TO NONEMPLOYEE DIRECTORS AND INCREASING THE TOTAL NUMBER OF SHARES OF COMMON STOCK THAT ARE AUTHORIZED FOR ISSUANCE PURSUANT TO THE 1993 PLAN FROM 400,000 TO 1,000,000 SHARES. EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table
The following table sets forth information with respect to the chief executive officer and the other four most highly compensated executive officers of the Company and its subsidiaries as to whom the total annual salary and bonuses for the year ended January 28, 1995 exceeded $100,000 (hereafter referred to as the "named executive officers").

                          Annual Compensation

  Name and Principal     Fiscal                    Securiti  All Other
       Position           Year   Salary    Bonus      es     Compensat
                         Ended                     Underlyi    ion(2)
                                                      ng
                                                    Options
                                                      (#)
Rebecca Powell Casey      1995  $180,000  $70,000   43,137       1,416
Chief Executive Officer   1994   180,000   30,292       -        1,583
                          1993   180,000   18,270       -        1,433


Harold G. Powell          1995  $180,000  $29,000   41,384     $26,110
Chairman of the Board     1994   180,000   21,748       -       26,385
                          1993   200,000   15,660      -        25,909

H. Rainey Powell          1995  $140,000  $48,000   33,976       1,898
President, Chief          1994   140,000   25,632       -          843
Operating                 1993   140,000   18,270       -        1,061
Officer and Secretary

Kenneth C. Row            1995  $100,000  $24,000   25,000         752(3)
Executive Vice            1994   100,000   17,000      -           738
President                                              -

  (1) Personal benefits provided by the Company to each of the named executive officers do not exceed 10% of total annual salary and bonus reported for the named executive officer and are not included in this total.
(2) Includes contributions made by the Company to the Tax Savings Retirement Thrift Plan and Employee Stock Purchase Plan on behalf of the named officer and deferred compensation of $25,000 per year payable to Harold G. Powell
(3) Does not include the grant of $10,000 in value of common stock to be issued to Mr. Row in five equal annual installments based on the closing price per share of Common Stock as of April 30 each year. As of April 30, 1994, the first year of the award, Mr. Row received 210 shares of Common Stock.

Option Grants In Fiscal 1995
The following table provided information with respect to the name executive officers
         concerning the grant of options in Fiscal 1995.
                  Individual Option Grants In Last Fiscal Year (1)

                  Number
                    of     Percent                             Potential
                  Securit  of Total                       Realizable Value at
                    ies    Options                           Assumed Annual
      Name        Underly  Granted   Exercise   Expiration Date    Rates of
                    ing       to       Price               Stock Price
                  Options  Employee                        Appreciation
                  Granted    s in                        for Option Term(3)
                  (#)(2)    Fiscal
                            Year
                                        5%       10%
Harold G.Powell 20,692  7.85% $ 9.75  August 10, 2003 $127,100  $320,777
                20,692  7.85%  10.725 August 10, 1998   36,314   102,890

Rebecca P. Casey 21,569  8.19%   9.75 August 10, 2003  132,488   334,373
                 21,568  8.18% 10.725 August 10, 1998   37,852   107,247

H. Rainey Powell 16,988  6.45%   9.75   August 10, 2003  104,348 263,356
                 16,988  6.45%  10.725  August 10, 1998   29,813  84,473

Kenneth C. Row  24,000  9.11%   9.75   August 10, 2003  147,420 372,060

(1) Except for Incentive Stock Options granted to employees who are deemed to own 10% or more of the Company's Common Stock (Harold G. Powell, Rebecca P. Casey and H. Rainey Powell own more than 10% directly or by attribution) all options have an exercise price of $9.75 (closing price on date of grant), a ten-year term, and become vested and exercisable in annual installments of 10% of the total number of shares covered by the option, beginning on the grant date, and on each annual anniversary date of the grant date, an additional 10% of the shares will vest and become exercisable. In the case of each grantee, one-half of the total number of options granted shall be Incentive Stock Options and the other half shall be Nonqualified Stock Options under the terms of the 1993 Plan. In the case of grantees who are deemed to own 10% or more of the Company's Common Stock, under the terms of the 1993 Plan, any Incentive Stock Option granted (1/2 of the total option grant to each such grantee) to such grantee will have an exercise price of $10.725 per share (110% of the closing price on date of grant). In addition, such options will have a five-year period with the options becoming vested and exercisable beginning on the grant date in installments at the annual rate of 20% of the total number of shares covered by the Incentive Stock Options, and on each annual anniversary date of the grant date an additional 20% of the shares will vest and become exercisable.
(2) The options granted to Harold G. Powell, Rebecca P. Casey and
H.  Rainey  Powell reflect the information contained in  footnote
(1) above.
(3) These amounts are calculated based on certain assumed rates of appreciation and annual compounding from the date of grant to the end of the option term. Actual gains, if any, on stock option exercises and common stockholdings are dependent on the future performance of the common stock and overall stock market condition. There can be no assurance that the amounts reflected in this table will be achieved.

January 28, 1995 Option Valuation Table
The following table provides information with respect to the named executive officers concerning the exercise of options during the fiscal year ended January 28, 1995 and unexercised options held as of January 28, 1995. The market price of the Company's Common Stock at such date was $10.50, while the exercise price for all the in-the-money options was $9.75.

                     Option Exercises And Year-End Valuation Table

                            Number of Securities        Value of Unexercised
                          Underlying Unexercised      In-The-Money Options At
                       Options at January 28, 1995   Fiscal Year End ($)
                                     (#)
         Shares
        Acquired   Value
Name      on      Realized Exercisable Unexercisable Exercisable Unexercisable
       Exercise     ($)
              (#)
Harold G.  -         -      6,207         35,177        $1,552       $13,967
Powell

Rebecca    -         -      6,469         36,668         1,617        14,559
P. Casey

H. Rainey  -         -      5,095         28,881         1,273        11,467
Powell

Kenneth    -         -      3,400         21,600         4,300        16,206
C. Row

Employment Agreements
The Company has an employment agreement with Harold G. Powell, the Chairman of the Board of the Company, which continues until January 31, 1998. Pursuant to this agreement. Mr. Powell is paid an annual salary of $180,000 plus a performance bonus in an annual amount to be determined by the Compensation Committee after the results of operations covered by the employment contract have been calculated and deferred annual compensation of $25,000. Subject to certain terms, at the end of the agreement, Mr. Powell's employment will be converted to that of part-time consultant for a period of ten years at an annual salary of $50,000.

The Company also has employment agreements with Rebecca Powell Casey, the Chief Executive Officer of the Company, and H. Rainey Powell, the President and Chief Operating Officer of the Company, which terminate on January 31, 1998. Rebecca Powell Casey's agreement provides annual compensation of $220,000 plus an annual performance bonus. H. Rainey Powell's provides for annual compensation of $160,000 plus an annual performance bonus. Neither of these contracts provide for deferred compensation or part-time consultant positions after the termination dates of such contracts.

Compensation Committee Interlocks and Insider Participation During fiscal 1995, the Compensation Committee of the Board of Directors was composed of three, non-employee directors, James R. Agar, Gary C. Rawlinson and William F. Weitzel. None of the members of the compensation committee have ever been officers of the Company or its subsidiaries. During fiscal 1995, none of the Company's executive officers served as a director or member of the compensation committee of another entity in which any member of the Company's Compensation Committee or any other director of the Company was an executive officer.

James R. Agar, a director of the Company and a member of the Compensation Committee, and was the Chairman of the Board of Directors of Agar, Ford, Jarmon and Muldrow, Inc., an independent insurance broker ("Agar-Ford") until February 14, 1995. During fiscal 1995, Agar-Ford received $389,000 in premiums for various insurance policies acquired by the Company.

Gary C. Rawlinson, a director of the Company and a member of the Compensation Committee, is a shareholder - director of the law firm of Crowe & Dunlevy, which provides legal services to the Company.

Compensation Committee Report on Executive Compensation
The Compensation Committee of the Board of Directors (the "Committee") establishes the general compensation policies of the Company, including specific compensation levels for the Company's executive officers, and administers the Company's 1993 Performance and Equity Incentive Plan ("1993 Plan") and other employee incentive plans. The components of the Company's executive officer compensation program and the basis on which fiscal year 1995 compensation determinations were made by the Compensation Committee with respect to the executive officers of the Company, including the named executive officers, are discussed below.

The Compensation Committee generally believes that the total cash compensation of its executive officers should be similar to the total cash compensation of similarly-situated executives of peer group public companies within the apparel and accessories stores industry. Further, a significant portion of the complete compensation package should be tied to the Company's success in achieving profit, cash flow, and Company growth.

A competitive base salary is considered vital to support the continuity of management. The Compensation Committee has established the base salaries of the Company's executive officers based in part on a survey of executive compensation paid by local and national retail companies. This survey was compiled for the Compensation Committee by The Wyatt Company and others in fiscal 1995. The Compensation Committee also considers the experience, capability and overall performance of the each executive officer, as well as the competitive marketplace for executive talent in establishing base salaries.

The Compensation Committee's goal in establishing the composition and amount of executive compensations is to motivate, reward and retain creative management talent which will accomplish the Company's objectives of increasing the Company's profitability and the basis for the value of its Common Stock. During the fiscal year ended January 28, 1995, this goal was carried out through awards to its named executive officers of base salary increases and annual cash bonuses. Stock options were awarded to executive officers during the fiscal year ended January 28, 1995. The Compensation Committee believes that total executive compensation in future years will also include additional cash incentives and equity based incentive compensation, such as stock options.

As previously discussed, the Company has employment agreements with the three primary executive officers which will be effective through the fiscal year ended February 3, 1996. These agreements establish their base salaries as constant through the duration of the agreements which terminate January 31, 1998. The base salary of the other named executive officers was established based primarily upon analysis of the surveys and the Company's historical profitability. The Company believes that the officers' cash bonuses should be tied to the Company's success in achieving near-term results. Cash bonuses for the duration of the executive officer's employment agreements are based on a bonus pool which approximates 5% of net earnings before income taxes. The Compensation Committee's primary goal in establishing these agreements was to tie future increases in executive compensation to the performance of the Company.

The Committee intends to reward long-term strategic management practices and enhancement of shareholder value through the award of stock options and other stock based awards under the other Company programs. The objective of equity based compensation is to more closely align the interest of the executive officers with those of the shareholders. The ultimate value of the awards will depend on the continual success of the Company, thereby creating a continuing incentive for executive officers to perform long after the initial grant.

Michael T. Casey, a director of the Company, provided real estate consulting services to the Company during the preceding fiscal year for which he was paid. Such consulting services included the evaluation of perspective new retail store locations and lease negotiation.

We believe that the Company has an appropriate compensation structure which properly rewards and motivates its executive officers to build stockholder value.

William F. Weitzel, Chairman
James R. Agar
Gary C. Rawlinson

Shareholder Return
The following graph shows the cumulative total stockholder return on the Company's Common Stock over the last five fiscal years as compared to the returns of the American Stock Exchange Market Value Index (the "Broad Market") and the peer group (the "Peer Group") selected by the Company. This peer group includes The Gap, Inc., The Limited, Inc., Neiman Marcus, Merry-Go-Round and other apparel and accessories stores.

Performance Graph
SEC proxy rules require a performance graph that compares over a five-year period the performance of the Company's Common Stock against (I) a published equity market index, including companies whose equity securities are traded on the same stock exchange as the Company ("AMEX Market Index"), and (ii) a peer group index consisting of 69 companies selected by the Company on the basis of the Company's belief that such peer issuers are engaged in a comparable line of business. A complete listing for the Company's "Peer Group Index" can be found in the footnote to the table below.

The following graph assumes an investment of $100 at the beginning of the five-year period on February 1, 1990, and quarterly reinvestments of dividends.

             Compare 5-year Cumulative Total Return
                   Among Harold's Stores, Inc.
                Broad Market and Peer Group Index

                                FISCAL YEAR ENDING
COMPANY                1990   1991    1992    1993    1994   1995

Harolds Stores, Inc.   100   112.00  156.00  246.43  277.23 369.64
Industry Index         100   118.37  191.41  182.80  156.31 126.11
Broad Market           100    93.63  115.43  113.37  135.37 118.14


RELATED PARTY TRANSACTIONS
The Company leases its Norman, Oklahoma ladies' store and certain related facilities in Norman, Oklahoma from a corporation, the shareholders of which include the wife of Harold G. Powell and certain trusts, the beneficiaries of which are Mr. Powell's children, and the Company's men's store located in Norman is leased from the mother of Harold G. Powell. The leases provide for annual rentals of 4% of net sales with no fixed minimum of rental, plus utilities and certain property taxes. For the fiscal year ended January 28, 1995, the Company paid an aggregate of approximately $133,000 pursuant to these leases. Management believes that the lease of the Norman store and related facilities are on terms at least as favorable to the Company as it would reasonably expect to receive from an unrelated landlord operating a building of equal quality in a similar location.

The Company leases a 10,000 square foot office building used as a men's and ladies' buying office in Dallas, Texas, and a warehouse facility located in Norman, Oklahoma. The lessors of these facilities are two limited partnerships whose partners are Michael T. Casey, Rebecca Powell Casey, Lisa Powell Hunt, Harold
G. Powell and H. Rainey Powell, all of whom are shareholders and directors of the Company. The term of the buying office lease is ten years commencing March 1, 1991. Rent payments are $158,000 per year payable in monthly installments plus utilities and property taxes. The term of the warehouse lease is ten years commencing December 1, 1992. Rent payments are $64,000 per year payable in monthly installments plus utilities and property taxes.

Under the terms of the distribution center lease, the Company has the right, until June 1, 1995, to purchase the interest of the lessor at lessor's adjusted cost. In addition, under both leases, the Company has an option to purchase the Dallas buying office and the distribution center for a purchase price equal to the greater of the cost basis of the lessor at the time of closing or 90% of appraised value, exercisable through the fifth year of each lease. As of November 30, 1994, lessor's adjusted cost of the Dallas buying office was approximately $1,500,000, and lessor's adjusted cost of the distribution center was approximately $735,000.

In the opinion of management, the terms of the lease agreements are fair and reasonable and at least as favorable to the Company as would be reasonably expected from an unrelated third party operating properties of equal quality in similar locations at the time of their execution. The above lease agreements were approved by the Special Real Estate Committee, comprised of three outside directors, and the Board of Directors, of the Company prior to the execution of such leases.

VOTING
The election of each director at the Annual Meeting will be by plurality vote. The affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy at the Annual Meeting will be required to approve the proposed amendments to the Company's 1993 Performance and Equity Incentive Plan. Any other matters properly brought before the Annual Meeting will be decided by a majority of the votes cast on the matter, unless otherwise required by law.

The office of the Company's Secretary appoints an inspector of election to tabulate all votes and to certify the results of all matters voted upon at the Annual Meeting. Neither the corporate law of the state of Oklahoma, the state in which the Company is incorporated, nor the Company's Certificate of Incorporation or Bylaws have any specific provisions regarding the treatment of abstentions and broker non-votes. It is the Company's policy to count abstentions or broker non-votes for the purpose of determining the presence of a quorum at the meeting. Abstentions will be treated as shares represented at the Annual Meeting for determining results on actions requiring a majority vote but will not be considered in determining results of plurality votes. Shares represented by proxies returned by brokers where the broker's discretionary authority is limited by stock exchange rules will be treated as represented at the Annual Meeting only as to such matter or matters voted on in the proxy. Shares represented by limited proxies will be treated as represented at the meeting only as to such matter or matters for which authority is granted in the limited proxy.

As a result, proxies marked "abstain" with regard to proposed amendments to the 1993 Performance and Equity Incentive Plan will have the same effect as if the shares represented thereby were voted against the proposed amendments in accordance with the By-laws of the Company. However, because directors are elected by a plurality vote rather than a majority of the shares present in person or represented by proxy at the Annual Meeting, proxies marked "without authority" with respect to any one or more nominees will not affect the outcome of the nominee's election unless the nominee receives no affirmative votes or unless other candidates are nominated for election as directors.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
The Board of Directors, as recommended by the Audit Committee, has selected KPMG Peat Marwick LLP to serve as the Company's independent certified public accountants for the fiscal year ending January 27, 1996. They have been the auditors of the accounts of the Company since 1987. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

PROPOSALS OF SHAREHOLDERS
The Board of Directors will consider proposals of shareholders intended to be presented for action at the Annual Meeting of Stockholders. According to the rules of the Securities and Exchange Commission, such proposals shall be included in the Company's Proxy Statement if they are received in a timely manner and if certain requirements are met. For a shareholder proposal to be included in the Company's Proxy Statement relating to the 1996 Annual Shareholders' Meeting, a written proposal complying with the requirements established by the Securities and Exchange Commission must be received at the Company's principal executive offices located at 765 Asp, Norman, Oklahoma 73069 no later than February 24, 1996.

OTHER MATTERS
The Company does not know of any matters to be presented for action at the meeting other than those listed in the Notice of Meeting and referred to herein. If any other matters properly come before the meeting, it is intended that the proxy solicited hereby will be voted in accordance with the recommendation of the Board of Directors.

Copies of the Annual Report of Harold's Stores, Inc. to the Securities and Exchange Commission on Form 10-K may be obtained after June 1, 1995 without charge to the stockholders, by writing Shareholder Relations, Post Office Box 2970, Norman, Oklahoma 73070-2970.

(FORM OF PROXY CARD)
PROXY HAROLD'S STORES, INC.
765 Asp Avenue, Norman, Oklahoma  73069

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HAROLD'S STORES, INC. The undersigned hereby appoints H. Rainey Powell and Linda Daugherty, or any one of them, each with the power to appoint her substitute, as proxies, and hereby appoints and authorizes them to represent and vote as designated below, all the shares of Common Stock, held of record by the undersigned on April 24, 1995, at the Annual Meeting of Shareholders of Harold's Stores, Inc. to be held in The University of Oklahoma Memorial Union Dining Room One at 2:00 p.m. on Friday, June 23, 1995, and at any adjournment thereof.

1.  ELECTION OF DIRECTORS
    _____FOR all nominees listed below         ____WITHHOLD AUTHORITY
    (except as marked to the contrary below)       to vote for all nominees
                                                   below

    Harold G. Powell, Michael T. Casey, Rebecca Powell Casey, H. Rainey Powell Gary C. Rawlinson, Lisa Powell Hunt, James R. Agar, William. F. Weitzel, Jr., Kenneth C. Row, Robert Brooks Cullum, Jr., W. Howard Lester (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name.)

2.   FOR          AGAINST         ABSTAIN
     Proposal to amend the 1993 Performance And Equity Plan.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND FOR THE AMENDMENT TO THE 1993 PERFORMANCE AND EQUITY PLAN.

Please sign exactly as name appears below. When shares are held as joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full titles as such.
If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign partnership name by authorized person.

Date:_____________, 1995
___________________Signature
PLEASE MARK, SIGN, DATE AND RETURN THIS
PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

      APPENDIX TO PROXY STATEMENT OF HAROLD'S STORES, INC.
       CONTAINING SUPPLEMENTAL INFORMATION REQUIRED TO BE
       PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION

          The following is information required to be provided to the Securities and Exchange Commission in connection with the Definitive Proxy Materials of Harold's Stores, Inc. in connection with 1995 Annual Meeting of Shareholders of the Company. This information is not deemed to be a part of the Proxy Statement and will not be provided to shareholders in connection with the Proxy Statement.

1. The Company anticipates that the Definitive Proxy Materials will be mailed to the shareholders on or about May 22, 1995.

2. The following information is provided pursuant to Instruction 5, Item 10 of Schedule 14A: The shares of Common Stock issuable by the Company pursuant to the 1993 Performance and Equity Incentive Plan of the Company (the "1993 Plan") are covered by the Company's Registration Statement on Form S-8 (File No. 33-68604). In connection with the proposed increase in the number of shares authorized for issuance pursuant to the 1993 Plan discussed in the Proxy Statement, the Company anticipates that the Registration Statement will be post-effectively amended to add such increased number of shares.

3. The complete text of the 1993 Plan is set forth below as required by Instruction 3, Item 10 of Schedule 14A.

                     HAROLD'S STORES, INC.

           1993 PERFORMANCE AND EQUITY INCENTIVE PLAN

           1. Purpose. The purpose of the 1993 Performance and Equity Incentive Plan (herein referred to as the "Plan") is to promote and advance the interest of Harold's Stores, Inc. (the "Company") and its shareholders by enabling the Company to attract, retain and reward managerial and other key employees and to strengthen the mutuality of interests between such employees and the Company's s hareholders. The Plan is designed to meet this intent by offering performance-based stock and cash incentives and other equity-based incentive awards thereby providing a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

           2.    Definitions.   For purposes  of  the  Plan,  the
following terms shall have the meanings set forth below:

                (a) "Award" or "Awards" means an award or grant made to a Participant under Sections 6 through 10, inclusive, of the Plan.

                (b) "Board" means the Board of Directors of the Company.

                (c)   "Code" means the Internal Revenue  Code  of
1986, as in effect from time to time or any successor thereto, together with rules, regulations and interpretations promulgated thereunder.

                (d) "Committee" means the Committee of the Board constituted as provided in Section 3 of the Plan.

                (e) "Common Stock" means the Common Stock, par value $0.01 per share, of the Company or any security of the Company issued in substitution, exchange or lieu thereof.

                (f)   "Company"  means Harold's Stores,  Inc.,  a
Delaware corporation, or any successor corporation.

                (g)   "Deferred Compensation Stock Option"  means
any Stock Option granted pursuant to the provisions of Section  6 of the Plan that is specifically designated as such.

                (h) "Disability" means disability as determined by the Committee in accordance with standards and procedures similar to those under the Company's long-term disability plan.

                 (i) "Exchange Act" means the Securities Exchange
Act of 1934, as amended and in effect from time to time, or any successor statute.

                 (j) "Fair Market Value" means, if the shares are traded on a national securities exchange, the closing price of the shares on such national securities exchange on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by National Quotation Bureau, Inc. or other national quotation service. If the principal market for the shares is the over-the-counter market, Fair Market Value means the closing "asked" price of the shares in the over-the-counter market on the date on which such value is to be determined or, if such asked price is not available, the last sales price on such day or, if no shares were traded on such day, on the next preceding day on which the shares were traded, as reported by the National Association of Securities Dealers Automatic Quotation System (NASDAQ) or other national quotation service. If at any time shares of Common Stock are not traded on an exchange or in the over-the-counter market, Fair Market Value shall be the value determined by the Committee, taking into consideration those factors affecting or reflecting value which they deem appropriate. For purposes of determining the exercise price of an Incentive Stock Option, Fair Market Value shall not under any circumstances exceed the amount contemplated by Section 422(b)(4) of the Code.

                 (k) "Incentive Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.

                 (l) "Non-Qualified Stock Option" means any Stock
Option granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

                 (m) "Participant" means an employee of the Company or a Subsidiary who is granted an Award under the Plan.

                 (n) "Performance Award" means an Award granted pursuant to the provisions of Section 9 of the Plan the vesting of which is contingent on performance attainment.

                 (o) "Performance Equity Grant" means an Award of units representing shares of Common Stock granted pursuant to the provisions of Section 9 of the Plan.

                 (p) "Performance Unit Grant" means an Award of monetary units granted pursuant to the provisions of Section 9 of the Plan.

                (q) "Plan" means this 1993 Performance and Equity
Incentive Plan of the Company, as set forth herein and as it may be hereafter amended and from time to time in effect.

                 (r) "Restricted Award" means an Award granted pursuant to the provisions of Section 8 of the Plan.

                 (s) "Restricted Stock Grant" means an Award of shares of Common Stock granted pursuant to the provisions of
Section 8 of the Plan.

                 (t) "Restricted Unit Grant" means an Award of units representing shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

                 (u) "Retirement" means retirement from active employment with the Company and its Subsidiaries on or after the normal retirement date specified in the Company's retirement plan for salaried employees or such earlier retirement date as approved by the Committee for purposes of this Plan.

                 (v) "Stock Appreciation Right" means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Section 7 of the Plan.

                 (w) "Stock Option" means an Award to purchase shares of Common Stock granted pursuant to the provisions of
Section 6 of the Plan.

                 (x) "Subsidiary" means any corporation or entity in which the Company directly or indirectly controls 50% or more of the total voting power of all classes of its stock having voting power.

          3.    Administration.

                 (a)  The  Plan  shall  be  administered  by  the
Committee to be appointed from time to time by the Board. Members of the Committee shall serve at the pleasure of the Board and the Board may from time to time remove members from, or add members to, the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Action approved in writing by a majority of the members of the Committee then serving shall be fully effective as if the action had been taken by unanimous vote at a meeting duly called and held.

                 (b) The Committee is authorized to construe and interpret the Plan to promulgate, amend and rescind rules and regulations relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may designate persons other than members of the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive and binding upon all persons participating in the Plan and any person validly claiming under or through persons participating in the Plan. The Committee's powers include, but are not limited to, modifications, procedures and subplans as are necessary to comply with provisions of federal and state securities laws, including, but not limited to, provisions of federal securities laws applicable to executive officers who receive Awards under the Plan. The Company shall effect the granting of Awards under the Plan in accordance with the determinations made by the Committee, by execution of instruments in writing in such form as approved by the Committee.

          4.    Plan Duration; Common Stock Subject to Plan.

                 (a)  Term.  The Plan shall terminate on November
30, 2002, except with respect to Awards then outstanding.

                 (b) Shares of Common Stock Subject to Plan. The maximum number of shares of Common Stock in respect of which Awards may be granted under the Plan, subject to adjustment as provided in Section 15 of the Plan, is 400,000.

                 If any Awards are forfeited, terminated, expire unexercised, settled in cash in lieu of stock or exchanged for other Awards, the shares of Common Stock which were theretofor subject to such Awards shall again be available for Awards under the Plan to the extent of such forfeiture or expiration of such Awards. Further, any shares of Common Stock which are used as full or partial payment to the Company by a Participant of the purchase price of shares of Common Stock upon exercise of a Stock Option shall again be available for Awards under the Plan, as shall any shares covered by Stock Appreciation Rights which are not issued as payment upon exercise.

                 Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional shares of Common Stock shall be issued under the Plan.

           5. Eligibility. Persons eligible for Awards under the Plan shall consist of managerial and other key employees of the Company and/or its Subsidiaries who hold positions of significant responsibilities or whose performance or potential contribution, in the sole judgment of the Committee, will benefit the future success of the Company.

           6. Stock Options. Stock Options granted under the Plan may be in the form of Incentive Stock Options, Non-Qualified Stock Options or Deferred Compensation Stock Options and such
Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable:

                 (a) Grant. Stock Options may be granted under the Plan on such terms and conditions not inconsistent with the provisions of the Plan and in such form as the Committee may from time to time approve. Stock Options may be granted alone, in addition to or in tandem with other Awards under the Plan.

                 (b) Stock Option Price. The option exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, but in no event shall the exercise price of an Incentive Stock Option be less than one hundred percent (100%) of the Fair Market Value of
the        Common  Stock on the date of the grant of  such  Stock
Option.

                 (c) Option Term. The term of each Stock Option shall be fixed by the Committee; except that the term of Incentive Stock Options shall not exceed ten (10) years after the date the Incentive Stock Option is granted.

                 (d) Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the date of grant. Except as provided in Section 13 of this Plan, no Stock Option may be exercised unless the holder thereof is at the time of such exercise in the employ of the Company or a Subsidiary and has been continuously so employed since the date such Stock Option was granted.

                 (e) Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in cash or, if acceptable to the Committee in its sole discretion, in shares of Common Stock already owned by the Participant, or by surrendering outstanding Awards denominated in stock or stock units. The Committee may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such shares.

                 (f)  Special Rules for Incentive Stock  Options.
With respect to Incentive Stock Options granted under the Plan, the following additional provisions shall apply:

                      (i)    The  aggregate  Fair  Market   Value
(determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000) or such other limit as may be required by the Code;

                    (ii) If at the time an Incentive Stock Option is granted, the Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Company, then the terms of the Incentive Stock Option shall specify that the exercise price shall be at least 110% of the Fair Market Value of the Common Stock subject to the Incentive Stock Option and such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date granted; and

                     (iii)      The  Committee shall include  any
other terms and conditions as may be required in order that the Incentive Stock Options qualify under Section 422 of the Code or successor provision.

                  (g) Deferred Compensation Stock Options. Deferred Compensation Stock Options are intended to provide a means by which compensation payments can be deferred to future dates. The number of shares of Common Stock subject to a Deferred Compensation Stock Option shall be determined by the Committee, in its sole discretion, in accordance with the following formula:

     Amount of Compensation to be Deferred =  Number of
     (Fair Market Value - Exercise Price)   Optioned Shares

      Amounts of compensation deferred may include amounts earned
under   Awards  granted  under  the  Plan  or  under  any   other
compensation plan, program or arrangement of the Company as permitted by the Committee.

                 Deferred Compensation Stock Options will be granted only if the Committee has reasonably determined that a recipient of such an option will not be deemed at the date of grant to be in receipt of the amount of income being deferred for purposes of the Code.


           7. Stock Appreciation Rights. The grant of Stock Appreciation Rights under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall deem desirable:

                  (a) Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to (or if the Committee shall determine at the time of grant, less than) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, or such other price as set by the Committee, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

                 (b) Grant. A Stock Appreciation Right may be granted in tandem with, in addition to or completely independent of a Stock Option or any other Award under the Plan.

                 (c) Exercise. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee. In the case of the grant of a Stock Appreciation Right to an officer who is subject to Section 16(b) of the Exchange Act, (i) the Stock Appreciation Right shall not be exercisable within the first six (6) months after the date of grant, except in the event of the death or Disability of the Participant; and (ii) no payment in the form of cash may be made upon the exercise of a Stock Appreciation Right at any time unless such exercise is made during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Corporation's quarterly or annual statement of earnings, or unless the Committee has provided that the Stock Appreciation Right shall be automatically exercised on one or more specified dates outside of the control of the Participant.

                 (d) Form of Payment. Payment upon exercise of a Stock Appreciation Right may be made in cash, in shares of Common Stock, a Deferred Compensation Stock Option or any combination thereof, as the Committee shall determine; provided, however, that any Stock Appreciation Right exercised upon or subsequent to the occurrence of a Change in Control (as defined in Section 16 hereof) shall be paid in cash.

           8. Restricted Awards. Restricted Awards granted under the Plan may be in the form of either Restricted Stock Grants or Restricted Unit Grants. Restricted Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable:

                 (a) Restricted Stock Grants. A Restricted Stock Grant is an Award of shares of Common Stock transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such shares and the requirement that the Participant forfeit such shares back to the Company upon termination of employment for specified reasons within a specified period of time.

                 (b) Restricted Unit Grants. A Restricted Unit Grant is an Award of units (with each unit having a value equivalent to one share of Common Stock) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units upon termination of employment for specified reasons within a specified period of time.

                 (c) Grants of Awards.  Restricted Awards may  be
granted  under  the  Plan in such form  and  on  such  terms  and conditions as the Committee may from time to time approve. Restricted Awards may be granted alone, in addition to or in tandem with other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Restricted Award made to any Participant. Each Participant receiving a Restricted Stock Grant shall be issued a stock certificate in respect of such shares of Common Stock. Such certificate shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, and shall be held in custody by the Company until the restrictions thereon shall have lapsed.

                 (d) Restriction Period. Restricted Awards shall provide that in order for a Participant to vest in such Awards, the Participant must remain in the employment of the Company or its Subsidiaries, subject to relief for specified reasons, for such time period commencing on the date of the Award and ending on such later date or dates as the Committee may designate at the time of the Award ("Restriction Period"). During the Restriction period, a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of shares of Common Stock received under a Restricted Stock Grant. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction period (or lapse of restrictions during the Restriction Period where the restrictions lapse in installments) the Participant shall be entitled to receive his or her Restricted Award or portion thereof, as the case may be.

                 (e) Payment of Awards. A Participant shall be entitled to receive payment for a Restricted Unit Grant (or portion thereof) in an amount equal to the aggregate Fair Market Value of the shares of Common Stock covered by such Award upon expiration of the applicable Restriction Period. Payment in settlement of a Restricted Unit Grant shall be made as soon as practicable following the conclusion of the respective Restriction Period in cash, in shares of Common Stock equal to the number of units granted under the Restricted Unit Grant with respect to which such payment is made, a Deferred Compensation Stock Option or in any combination thereof, as the Committee in its sole discretion shall determine.

                 With respect to a Restricted Stock Grant, the Committee may also, in its discretion, permit a Participant to elect to receive, in lieu of shares of unrestricted stock at the conclusion of a Restriction Period, a cash payment equal to the Fair Market Value of the Restricted Stock vesting on the date the restrictions lapse.

                (f) Rights as a Shareholder. A Participant shall have, with respect to the shares of Common Stock received under a Restricted Stock Grant, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. Stock dividends issued with respect to the shares covered by a Restricted Stock Grant shall be treated as additional shares under the Restricted Stock Grant and shall be subject to the same restrictions and other terms and conditions that apply to shares under the Restricted Stock Grant with respect to which such dividends are issued.

           9. Performance Awards. Performance Awards granted under the Plan may be in the form of either Performance Equity Grants or Performance Unit Grants. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable:

                 (a) Performance Equity Grants. A Performance Equity Grant is an Award of units (with each unit equivalent in value to one share of Common Stock) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units or a portion of such units in the event certain performance criteria are not met within a designated period of time.

                 (b) Performance Unit Grants. A Performance Unit Grant is an Award of units (with each unit representing such monetary amount as designated by the Committee) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units or a portion of such units in the event certain performance criteria are not met within a designated period of time.

                 (c) Grants of Awards. Performance Awards may be granted under the Plan in such form as the Committee may from time to time approve. Performance Awards may be granted alone, in addition to or in tandem with other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Performance Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Performance Award made to any Participant.

                 (d) Performance Goals and Performance Periods. Performance Awards shall provide that in order for a Participant to vest in such Awards the Company and/or the individual Participant, or his or her division or unit, must achieve certain performance goals ("Performance Goals") over a designated performance period ("Performance Period"). The Performance Goals and Performance Period shall be established by the Committee, in its sole discretion. The Committee shall establish Performance Goals for each Performance Period before, or as soon as practicable after, the commencement of the Performance Period. The Committee shall also establish a schedule or schedules for such Performance Period setting forth the portion of the Performance Award which will be earned or forfeited based on the degree of achievement of the Performance Goals actually achieved or exceeded. In setting Performance Goals, the Committee may use such measures of performance in such manner as it deems appropriate, such as, for example, return on equity, earnings growth, revenue growth, comparisons to peer companies or prior period performance of the Participant or his or her division or unit. During the Performance Period, the Committee shall have the authority to adjust upward or downward the Performance Goals in such manner as it deems appropriate.

                 (e) Payment of Awards. In the case of a Performance Equity Grant, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the aggregate Fair Market Value of the shares of Common Stock covered by such Award at the time such Award is vested or otherwise required to be settled in accordance with its terms. In the case of a Performance Unit Grant, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the dollar value of each unit times the number of units earned. Payment in settlement of a Performance Award shall be made as soon as practicable following the conclusion of the respective Performance Period in cash, in shares of Common Stock, a Deferred Compensation Stock Option or in any combination thereof, as the Committee in its sole discretion shall determine.

          10.   Other Stock-Based and Combination Awards.

                 (a) The Committee may grant other Awards under the Plan pursuant to which Common Stock is or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such Other Stock-Based Grants may be granted either alone, in addition to or in tandem with any other type of Award Granted under the Plan.

                (b) The Committee may also grant Awards under the Plan in tandem or combination with other Awards or in exchange of Awards, or in tandem or combination with, or as alternatives to grants or rights under any other employee plan of the Company, including the plan of any acquired entity.

                 (c) Subject to the provisions of the Plan, the Committee shall have authority to determine the individuals to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted or covered pursuant to such Awards, and any and all other conditions and/or terms of the Awards.

           11. Deferral Elections. The Committee may permit a Participant to elect to defer his or her receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the earn out or exercise of an Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such payment deferrals, including, but not limited to, the possible (a) payment or crediting of reasonable interest on such deferred amounts credited in cash, (b) the payment or crediting of dividend equivalents in respect of deferrals credited in units of Common Stock, and (c) granting of Deferred Compensation Stock Options.

           12. Dividend Equivalents. Awards of Stock Options, Stock Appreciation Rights, Restricted Unit Grants, Performance Equity Grants, and other stock-based Awards may, in the discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment and payment contingencies of such dividend equivalents, as it deems are appropriate or necessary.

            13.    Termination  of  Employment.   The  terms  and
conditions under which an Award may be exercised after a Participant's termination of employment shall be determined by the Committee.

           In the case of an Incentive Stock Option, such Award shall expire no later than the date three months after the termination of the Participant's employment for any reason other than death or Disability. In the event of termination of the Participant's employment by reason of death or Disability, the Incentive Stock Option shall expire on the earlier of the expiration of (i) the date specified in the Award which in no event shall be later than 12 months after the date of such termination, or (ii) the term specified in Section 6(c) of this Plan.

          Notwithstanding any other provision to the contrary, in the event a Participant's employment with the Company or a Subsidiary terminates for any reason within six (6) months of the date of grant of any Award held by the Participant, such Award shall expire as of the date of such termination of employment and the Participant and the Participant's legal representative or beneficiary shall forfeit any and all rights pertaining to such Award.

           14. Non-transferability of Awards. No Award under the Plan, and no rights or interests therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, Stock Options and Stock Appreciation Rights are exercisable only by, and payments in settlement of Awards will be payable only to, the Participant or his legal representative.

          15.   Adjustments Upon Changes in Capitalization, Etc.

                 (a) The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's capital stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

                 (b) In the event of any change in capitalization affecting the Common Stock of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change shall be made with respect to the aggregate number of shares of Common Stock for which Awards in respect thereof may be granted under the Plan, the maximum number of shares of Common Stock which may be sold or awarded to any Participant, the number of shares of Common Stock covered by each outstanding Award, and the price per share in respect of outstanding Awards.

                 (c) The Committee may also make such adjustments in the number of shares covered by, and the price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders. In the event that another corporation or business entity is being acquired by the Company, and the Company agrees to assume outstanding employee stock options and/or stock appreciation rights and/or the obligation to make future grants of options or rights to employees of the acquired entity, the aggregate number of shares of Common Stock available for Awards under Section 4 of the Plan may be increased accordingly.

          16.   Change in Control.

                 (a) In the event of a Change in Control (as defined below) of the Company, and except as the Board may expressly provide otherwise, (i) all Stock Options and Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, (ii) all restrictions and conditions of all Restricted Stock Grants and Restricted Unit Grants then outstanding shall be deemed satisfied as of the date of the Change in Control, and (iii) all Performance Equity Grants and Performance Unit Grants shall be deemed to have been fully earned as of the date of the Change in Control, subject to the limitation that any Award which has been outstanding less than six (6) months on the date of the Change in Control shall not be afforded such treatment.

                 (b) A "Change in Control" of the Company shall have occurred if any Acquiring Person (other than the Company, any Subsidiary, any employee benefit plan of the Company or of any Subsidiary, or any person or entity organized, appointed or established by the Company or any Subsidiary for or pursuant to the terms of any such plans), alone or together with its Affiliates and Associates, shall become the beneficial owner of thirty-five percent (35%) or more of the shares of Common Stock then outstanding (except pursuant to an offer for all outstanding shares of the Company's Common Stock at a price and upon such terms and conditions as a majority of the Continuing Directors determine to be in the best interests of the Company and its shareholders, (other than the Acquiring Person or any Affiliate or Associate thereof on whose behalf the offer is being made)), and the Continuing Directors no longer constitute a majority of the Board.

                 (c) "Acquiring Person" means any person (any individual, firm, corporation or other entity) who or which, together with all Affiliates and Associates, shall be the beneficial owner of a substantial block of the Company's Common Stock; provided, however, that Acquiring Person shall not mean Harold G. Powell or any Affiliate, Associate, spouse, or lineal descendant of Harold G. Powell, including an adopted child of a lineal descendant.

                 (d) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  (e)   "Continuing  Director"  means   (i)   any
individual who is a member of the Board, while such individual is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate and was a member of the Board prior to the occurrence of the Change in Control date, or (ii) any successor of a Continuing Director, while such successor is a member of the Board, and who is not an Acquiring Person, or an Affiliate or
Associate, and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

           17. Amendment and Termination. The Board may at any time at its sole discretion submit the Plan for the approval of the shareholders of the Company, terminate the Plan, or amend it from time to time in such respects as the Board may deem advisable, including, without limitation, amendments to the Plan to bring the Plan into compliance with, to take advantage of exemptions or special treatment afforded under or to take into account changes in applicable securities, federal income tax laws and other applicable laws. To the extent permitted by applicable law, the Board's ability to effect such amendments or modifications to the Plan shall expressly extend to and include corresponding amendments or modifications to the terms of existing Awards.

           18. Loans for Exercise of Options. The Committee may, in its discretion, allow Participants to execute notes payable to the Company in full or partial payment for the shares of Common Stock acquired in connection with the exercise of Stock Options granted under the Plan. In no event, however, may such loan exceed the amounts allowable to be loaned by the Company to such individual for the purposes stated hereunder as provided by any regulation of the United States Treasury or other State or Federal statute. The terms of any such loan, including the interest rate, security and repayment terms, will be subject to the discretion of the Committee.

          19.   Miscellaneous.

                 (a) Tax Withholding. The Company shall have the right to deduct from any settlement, including the delivery or vesting of shares, made under the Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Company to satisfy all obligation for the payment of such taxes. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

                (b) No Right to Employment. Neither the adoption of the Plan nor the granting of any Award shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.

                 (c) Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

                  (d)  Payments  to  Trust.   The  Committee   is
authorized to cause to be established a trust agreement or several trust agreements whereunder the Committee may make payments of amounts due or to become due to Participants in the Plan.

                 (e) Annulment of Awards. The grant of any Award under the Plan payable in cash is provisional until cash is paid in settlement thereof. The grant of any Award payable in Common Stock is provisional until the Participant becomes entitled to the certificate in settlement thereof. In the event the employment of a Participant is terminated for cause (as defined below), any Award which is provisional shall be annulled as of the date of such termination for cause. For the purpose of this
Section 18(e), the term "terminated for cause" means any discharge for violation of the policies and procedures of the Company or for other job performance or conduct which is detrimental to the best interests of the Company, as determined by the Committee in its sole discretion.

                (f) Engaging in Competition With Company. In the event a Participant terminates his or her employment with the Company or a Subsidiary for any reason whatsoever (except after a Change in Control), and within eighteen (18) months after the date thereof accepts employment with any significant competitor of, or otherwise engages in material competition with, the Company or a Subsidiary, the Committee, in its sole discretion, may require such Participant to return to the Company the economic value of any Award which is realized or obtained (measured at the date of exercise, vesting or payment) by such Participant at any time during the period beginning on that date which is six months prior to the date of such Participant's termination of employment with the Company or a Subsidiary.

                  (g) Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or a Subsidiary unless expressly so provided by such other plan or arrangements, or except where the Committee expressly determines that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual cash compensation. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards or payments under any other Company or Subsidiary plans. The Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain and reward employees for their service with the Company and its Subsidiaries.

                 (h) Securities Law Restrictions. No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws. Certificates for shares of Common Stock delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                 (i) Compliance With Rule 16b-3. With respect to persons subject to Section 16(b) of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board of Directors or the Committee fails to so comply, such provision or action shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors or the Committee.

                 (j) Award Agreement. Each Participant receiving an Award under the Plan shall enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award and such related matters as the Committee shall, in its sole discretion, determine.

                 (k) Costs of Plan. The costs and expenses of administering the Plan shall be borne by the Company.

                 (l) Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

                 (m) Effective Date.  The Plan was adopted by the
Board of Directors on May 25, 1993, subject to approval of the stockholders of the Company at the 1993 annual meeting or any adjournment thereof.